As filed with the Securities and Exchange Commission on May 20, 2008                                 Registration No. 333-120370

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLUOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

6700 LAS COLINAS BOULEVARD
Delaware	IRVING, TEXAS 75039	33-0927079
(State or Other Jurisdiction of	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

FLUOR DANIEL CRAFT EMPLOYEES 401(k) RETIREMENT PLAN

(Full Title of the Plan)

Carlos M. Hernandez, Esq. Chief Legal Officer and Secretary Fluor Corporation 6700 Las Colinas Boulevard Irving, Texas 75039 (469) 398-7000	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306 (202) 955-8500

(Name and Address of Agent For Service)

(469) 398-7000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Fluor Corporation (“Fluor”) registered $5,000,000 of its common stock, par value $0.01 per share (the “Common Stock”), and an indeterminate amount of plan interests for sale under the Fluor Daniel Craft Employees 401(k) Retirement Plan (the “Plan”), pursuant to the Registration Statement on Form S-8, File No. 333-120370, filed with the Securities and Exchange Commission on November 10, 2004.  This Post-Effective Amendment No. 1 is being filed to deregister all plan interests and the remaining shares of Common Stock that have not yet been sold under the Plan.

Accordingly, Fluor hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-120370, all plan interests and the remaining shares of Common Stock that have not been and will not be sold under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fluor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 20, 2008.

FLUOR CORPORATION

By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez, Esq.
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 20, 2008.

FLUOR DANIEL CRAFT EMPLOYEES
401(k) RETIREMENT PLAN

By:	/s/ Pauline Campos
Pauline Campos
Benefits Administrative Committee

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Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 20, 2008
Alan L. Boeckmann

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2008
D. Michael Steuert

/s/ Gary G. Smalley	Vice President and Controller (Principal Accounting Officer)	May 20, 2008
Gary G. Smalley

Director
Ilesanmi Adesida

Director
Peter K. Barker

*	Director	May 20, 2008
Peter J. Fluor

*	Director	May 20, 2008
James T. Hackett

*	Director	May 20, 2008
Kent Kresa

*	Director	May 20, 2008
Vilma S. Martinez

*	Director	May 20, 2008
Dean R. O’Hare

*	Director	May 20, 2008
Joseph W. Prueher

*	Director	May 20, 2008
Lord Robin W. Renwick, K.C.M.G.

Signature	Title	Date

Director
Peter S. Watson

*	Director	May 20, 2008
Suzanne H. Woolsey

*By:	/s/ Eric P. Helm
Name:	Eric P. Helm
Title:	Attorney-in-Fact